Exhibit 99.1

reAlpha Tech Corp. acquires AiChat Pte. Ltd.

Dublin, OH, July 15, 2024 [BUSINESS WIRE] – reAlpha Tech Corp. (“reAlpha” or the “Company”) (Nasdaq: AIRE), a real estate technology company developing and commercializing artificial intelligence (“AI”) technologies, today announced that it has acquired 85% of the outstanding equity in AiChat Pte. Ltd. (“AiChat”).

AiChat is an award winning Singapore-based company that develops AI-powered conversational customer experience solutions that provide enterprise customers with intelligent chatbots and automation tools that improve customer interactions and operational efficiency. The Company will acquire the remaining 15% on June 30, 2025.

The total purchase price is $1.14 million, which is payable in shares of the Company’s common stock in three tranches beginning no later than January 1, 2025. The Company has also agreed to infuse $300,000 into AiChat at such time determined by the parties. This strategic acquisition marks a significant milestone in reAlpha’s growth trajectory and underscores its commitment to expanding its technological capabilities and market presence in the Asia-Pacific (APAC) region.

reAlpha expects that integrating AiChat’s conversational AI and customer experience platform, which supports over 250 languages, into its business will enhance reAlpha’s technological capabilities by providing customers with more robust and intelligent customer interaction tools due to the sentiment analysis and machine learning capabilities from AiChat’s platform.

Additionally, reAlpha believes that AiChat’s platform capabilities and already established sales channels will increase usage and visibility of its technologies and platforms, including Claire, reAlpha’s commission-free homebuying platform, which in turn is expected to lead to more customers using reAlpha’s platforms when seeking real estate solutions, including homebuyers purchasing a home via Claire. As a result of this acquisition, reAlpha believes its brand and market position in the AI industry will be further bolstered by leveraging AiChat’s brand and expertise in such industry.

The global conversational AI market, the industry AiChat operates in, is projected to expand from $13.2 billion in 2024 to $49.9 billion by 2030, growing at a compound annual growth rate (CAGR) of 24.9% over the forecast period.

Giri Devanur, CEO of reAlpha, commented, “We are thrilled to welcome AiChat to the reAlpha group. We believe this accretive acquisition is a large step in our journey to bring the global real estate industry into the digital era. AiChat’s innovative platform and talented team will accelerate our efforts to make Claire set the new standard for efficiency, accessibility and reliability when it comes to buying a new home.”

Kester Poh, AiChat’s CEO and founder, along with the key management team, are expected to continue to lead AiChat as part of the reAlpha group. reAlpha believes that this will ensure continuity and leverage their domain expertise to drive forward the combined company’s vision. Mr. Poh added, “Joining forces with reAlpha opens up exciting new opportunities for AiChat. We look forward to integrating our technology with reAlpha’s resources and expertise, which will help us to enhance our product offerings and expand our market leadership.”

For additional details concerning the terms of this acquisition, please reference the Company’s Current Report on Form 8-K which will be filed with the U.S. Securities and Exchange Commission (the “SEC”).

About reAlpha Tech Corp.

reAlpha is a real estate technology company with a mission to shape the property technology, or “proptech,” market landscape through the commercialization of artificial intelligence technologies and strategic synergistic acquisitions that complement our business model. For more information about reAlpha, visit www.realpha.com.

About Claire

Claire, announced on April 24, 2024, is reAlpha’s generative AI-powered, zero-commission homebuying platform. The tagline: No fees. Just keys.TM

Claire’s introduction aligns with major shifts in the real estate sector after the National Association of Realtors (NAR) agreed to settle certain lawsuits after they were found to have violated antitrust laws, resulting in inflated fees paid to buy-side agents. This development is expected to result in the end of the standard 6 percent sales commission, which equates to approximately $100 billion in realtor fees paid annually. Claire offers a cost-free alternative for homebuyers by utilizing an AI-driven workflow that assists them through the home buying process.

Homebuyers can use Claire’s conversational interface to guide them through every step of their journeys, from property search to closing the deal. By offering support 24/7, Claire is poised to make the homebuying process more efficient, enjoyable and cost-efficient. Claire matches buyers with their dream homes using over 400 data attributes and provides insights into market trends and property values. Additionally, Claire can assist with questions, booking property tours, submitting offers, and negotiations.

Currently, Claire is under limited availability for homebuyers located in Palm Beach, Miami-Dade and Broward counties in South Florida, but we are actively seeking new MLS and brokerage licenses that will allow us to expand into a larger number of U.S. states.

For more information on Claire, please visit www.reAlpha.com

About AiChat Pte. Ltd.

AiChat Pte. Ltd. is a Singapore-based company that develops AI-powered conversational customer experience solutions. Its platform leverages artificial intelligence to provide businesses with intelligent chatbots and automation tools that improve customer interactions and operational efficiency. For more information about AiChat, visit www.aichat.com.

Forward-Looking Statements

The information in this press release includes “forward-looking statements”. Forward-looking statements include, among other things, statements about the AiChat acquisition; the anticipated benefits of the AiChat acquisition, reAlpha’s ability to anticipate the future needs of the short-term rental market; future trends in the real estate, technology and artificial intelligence industries, generally; and reAlpha’s future growth strategy and growth rate. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “could”, “might”, “plan”, “possible”, “project”, “strive”, “budget”, “forecast”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: reAlpha’s limited operating history and that reAlpha has not yet fully developed its AI-based technologies; reAlpha’s ability to commercialize its developing AI-based technologies; whether reAlpha’s technology and products will be accepted and adopted by its customers and intended users; reAlpha’s ability to integrate the business of aAiChat into its existing business and the anticipated demand for AiChat’s services; the inability to maintain and strengthen reAlpha’s brand and reputation; the inability to accurately forecast demand for short-term rentals and AI-based real estate focused products; the inability to execute business objectives and growth strategies successfully or sustain reAlpha’s growth; the inability of reAlpha’s customers to pay for reAlpha’s services; changes in applicable laws or regulations, and the impact of the regulatory environment and complexities with compliance related to such environment; and other risks and uncertainties indicated in reAlpha’s SEC filings. Forward-looking statements are based on the opinions and estimates of management at the date the statements are made and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking statements. Although reAlpha believes that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. reAlpha’s future results, level of activity, performance or achievements may differ materially from those contemplated, expressed or implied by the forward-looking statements, and there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking statements. For more information about the factors that could cause such differences, please refer to reAlpha’s filings with the SEC. Readers are cautioned not to put undue reliance on forward-looking statements, and reAlpha does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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